Exhibit 99.1

CONTACTS:	Joele Frank, Wilkinson Brimmer Katcher
Matthew Sherman / Jennifer Beugelmans
VIVUS, Inc.	(212) 355-4449
Timothy E. Morris
Chief Financial Officer	Morrow & Co., LLC
morris@vivus.com	Joseph Mills / John Ferguson
(203) 658-9400

FOR IMMEDIATE RELEASE

VIVUS CONFIRMS RECEIPT OF NOTICE OF NOMINATION
FROM FIRST MANHATTAN CO.

MOUNTAIN VIEW, Calif., March 8, 2013 — VIVUS, Inc. (Nasdaq: VVUS), a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health, today confirmed that affiliates of First Manhattan Co., which disclosed beneficial ownership of approximately 8.8% of the outstanding shares of VIVUS, submitted to the Company a notice of nomination of six director candidates to stand for election to the VIVUS Board of Directors at the Company’s 2013 Annual Meeting of Stockholders.  VIVUS stockholders are not required to take any action at this time.

The Company will review First Manhattan’s notice to ensure it complies with the Company’s governing documents and applicable law.  The Company’s Board of Directors and Nominating and Governance Committee will consider the nominations in due course.

VIVUS issued the following statement:

The VIVUS Board of Directors and management team are committed to acting in the best interests of the Company and all VIVUS stockholders and we have had an open dialogue with First Manhattan since we first became aware of its investment in our company.

The VIVUS Board and management team are committed to building value for all stockholders. The Board is actively engaged in overseeing management’s execution of the Company’s stated strategy of capitalizing on the large and growing opportunities for its Qsymia® and STENDRA™ franchises.  VIVUS is executing the initial phases of its launch and commercialization strategy and successfully expanding the clinical awareness and acceptance of Qsymia as the Company pursues opportunities to expand patient access to this best-in-class therapeutic. VIVUS also continues to make meaningful progress in obtaining additional reimbursement coverage. VIVUS believes in the value of its franchises, and the Company’s 2013 goals are to continue expanding access, through REMS modification, as well as reimbursement for Qsymia, and securing partnerships for STENDRA. The Board is confident that the achievement of these objectives will create value for all VIVUS stockholders.

VIVUS noted that its Board of Directors comprises six highly qualified and experienced directors, four of whom are independent, including the Chairman of the Board, and all of whom are elected annually.  VIVUS’s directors are proven business leaders with a broad range of management, financial, clinical, and operational experience, as well as expertise in the biopharmaceutical industry and other areas important to VIVUS.  VIVUS has added three new directors to the Board since 2008, including one within the last twelve months.

The Company will present its recommendation with respect to the election of directors in its proxy statement to be filed with the Securities and Exchange Commission.

Deutsche Bank Securities Inc. is serving as financial advisor, Hogan Lovells US LLP is serving as legal advisor and Morrow & Co., LLC is serving as proxy solicitor to the Company.

About VIVUS

VIVUS is a biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity, sleep apnea, diabetes and sexual health for U.S., Europe and other world markets. Qsymia is also in phase 2 clinical development for the treatment of type 2 diabetes and obstructive sleep apnea. For more information about the company, please visit www.vivus.com.

About Qsymia®

Qsymia is approved in the U.S. and is indicated as an adjunct to a reduced-calorie diet and increased physical activity for chronic weight management in adults with an initial body mass index (BMI) of 30 kg/m2 or greater (obese) or 27 kg/m2 or greater (overweight) in the presence of at least one weight-related medical condition such as high blood pressure, type 2 diabetes, or high cholesterol.

The effect of Qsymia on cardiovascular morbidity and mortality has not been established. The safety and effectiveness of Qsymia in combination with other products intended for weight loss, including prescription and over-the-counter drugs, and herbal preparations, have not been established.

For more information, visit: www.qsymia.com.

About STENDRA™

STENDRA (avanafil), was approved by FDA on April 27, 2012 for the treatment of erectile dysfunction, or ED.  STENDRA is a phosphodiesterase 5, or PDE5, inhibitor indicated for the treatment of ED.

In March 2012, we submitted and the EMA accepted our MAA for avanafil.  The approved trade name for STENDRA in the EU is SPEDRA™.  In July 2012, we received the Day 120 List of Questions from the EMA.  The Day 120 List of Questions covers a broad range of topics including, without limitation, questions relating to clinical relevance in certain populations as well as questions regarding drug-drug interaction and pharmacokinetics.  We are in the process of preparing our response to the CHMP.

Avanafil is licensed from Mitsubishi Tanabe Pharma Corporation, or MTPC. VIVUS has development and commercial rights to avanafil for the treatment of sexual dysfunction worldwide with the exception of certain Asian Pacific Rim countries.  Through collaboration arrangements with third parties, we intend to commercialize STENDRA in the United States and, if approved, in the EU and other territories outside the United States.

Administration of STENDRA with any form of organic nitrates, either regularly and/or intermittently, is contraindicated. STENDRA is contraindicated in patients with a known hypersensitivity to any component of the tablet.  The most common adverse reactions include headache, flushing, nasal congestion, nasopharyngitis, and back pain.

For more information about STENDRA, visit www.STENDRA.com, or for full prescribing information see http://www.stendra.com/assets/pdf/STENDRA-avanafil-tablets-full-PI.pdf.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “opportunity” and “should,” among others. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, our limited commercial experience with Qsymia in the U.S.; the timing of initiation and completion of the clinical studies required as part of the approval of Qsymia by the United States Food and Drug Administration, or FDA; the response from the FDA to the data that VIVUS will submit relating to post-approval clinical studies; the impact of the indicated uses and contraindications contained in the Qsymia label and the Risk Evaluation and Mitigation Strategy, or REMS, requirements; the impact of distribution of Qsymia through a certified home delivery pharmacy network; whether or not the FDA approves our amendment to the REMS for Qsymia, which, if approved, would allow dispensing through select certified retail pharmacies to increase access while meeting all requirements of the REMS; that we may be required to provide further analysis of previously submitted clinical trial data; the negative opinion of the European Medicines Agency’s, or EMA, Committee for Medicinal Products for Human Use, or CHMP, for the Marketing Authorization Application, or MAA, for Qsymia; our ability to successfully commercialize or establish a marketing partnership for avanafil, which will be marketed in the

U.S. under the name STENDRA™; the ability of our partners to obtain and maintain regulatory approvals to manufacture and adequately supply our products to meet demand; our history of losses and variable quarterly results; substantial competition; risks related to the failure to protect our intellectual property and litigation in which we may become involved; uncertainties of government or third party payer reimbursement; our reliance on sole source suppliers; our limited sales and marketing and manufacturing experience; our reliance on third parties and our collaborative partners; our failure to continue to develop innovative investigational drug candidates and drugs; risks related to the failure to obtain FDA or foreign authority clearances or approvals and noncompliance with FDA or foreign authority regulations; our ability to demonstrate through clinical testing the safety and effectiveness of our investigational drug candidates; the timing of initiation and completion of clinical trials and submissions to foreign authorities; the results of post-marketing studies are not favorable; compliance with post-marketing regulatory standards is not maintained; the volatility and liquidity of the financial markets; our liquidity and capital resources; and our expected future revenues, operations and expenditures. As with any pharmaceutical in development, there are significant risks in the development, the regulatory approval, and the commercialization of new products. There are no guarantees that the product will receive regulatory approval outside the United States for any indication or prove to be commercially successful. VIVUS does not undertake an obligation to update or revise any forward-looking statements. Investors should read the risk factors set forth in VIVUS’s Form 10-K for the year ending December 31, 2012, and periodic reports filed with the Securities and Exchange Commission.

Important Additional Information

VIVUS, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from VIVUS stockholders in connection with the matters to be considered at VIVUS’s 2013 Annual Meeting of Stockholders. VIVUS intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from VIVUS stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with VIVUS’s 2013 Annual Meeting of Stockholders.  Information regarding the direct and indirect beneficial ownership of VIVUS’s directors and executive officers in VIVUS securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in VIVUS’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 26, 2013, and in VIVUS’s definitive proxy statement on Schedule 14A in connection with VIVUS’s 2012 Annual Meeting of Stockholders, filed with the SEC on April 25, 2012. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by VIVUS with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of VIVUS’s corporate website at www.vivus.com.

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